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                          COMMON STOCK PURCHASE WARRANT
                                   CERTIFICATE

                          INTERPAC INTERNATIONAL, INC.
                           (A Washington Corporation)


This Warrant Certificate having 35,000 Warrants, each Warrant to purchase up to one Share of Common Stock, No Par Value. This certifies that for value received and subject to the provisions hereinafter set forth,

O.R. Thorson.

or registered assigns, is entitled to purchase at any time commencing on the date 25 April 1996 at 3:00 p.m., Pacific Daylight Time for three years until the date 25 April 1999 (the "Expiration Date"), from INTERPAC INTERNATIONAL, INC., a Washington corporation, hereinafter called the "Company", 35,000 fully paid and non-assessable shares of Common Stock of the Company (no par value), at a price per share of 50/100 Dollars ($.50) (the "Exercise Price") payable in currency of the United States of America. To the extent not exercised, this Warrant shall become void and otherwise expire on the Expiration Date.

The Exercise Price and number of shares purchasable upon exercise of this Warrant Certificate are subject to adjustment upon the occurrence of certain events as set forth herein.

This Warrant Certificate may be exercised in whole or in part and, upon partial exercise, there shall be issued to the holder hereof a new Warrant Certificate representing the number of shares as to which this Warrant Certificate was not exercised.

The holder of this Warrant Certificate, as such, has no rights as a shareholder of the Company.

This Warrant Certificate is issued under and in accordance with the additional provisions of this Warrant Certificate set forth hereinafter and such provisions shall for all purposes have the same effect as though fully set forth on the face hereof.


                                   EXHIBIT 4.2

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This Warrant Certificate is not valid unless duly signed by authorized officers of the Company.

Dated:  25 April 1996

                                       INTERPAC INTERNATIONAL, INC.



                                       By:  James M. McKenzie, CFO



THIS WARRANT CERTIFICATE IS VOID AFTER THREE YEARS OF THE DATE HEREOF AT 3:00 P.M. PACIFIC DAYLIGHT TIME.
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                          INTERPAC INTERNATIONAL, INC.

                          COMMON STOCK PURCHASE WARRANT
                              Additional Provisions

1. EXERCISE PRICE. This Warrant shall entitle the holder hereof to purchase the number of shares of the Company's Common Stock as specified on page one of this Warrant, or any lesser integral number of shares, at a price per share of 50/100 dollars ($.50), subject to adjustment in price and number of shares as provided hereafter.

2. ADJUSTMENT IN EXERCISE PRICE. The Exercise Price and/or the number of shares into which this Warrant may be exercised are subject to adjustments upon the occurrence of the following events:

a. The declaration of a dividend on Common Stock in shares of Capital Stock of the Company, subdivisions, combinations and reclassifications of the Common Stock of the Company;

b. The issuance to holders of Common Stock of the Company of any securities, rights or warrants entitling them to purchase securities of the Company, or evidences of indebtedness convertible into securities of the Company at prices below the Exercise Price of the Warrant offered hereby;

c. A consolidation or merger with, or transfer of the Company's property as an entirety or substantially as an entirety to any other corporation;

d. Any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; or

e. Any other transaction that would ordinarily result in an adjustment to the number of and/or type of securities and/or other property to be issued upon exercise of a warrant.

No adjustment of the Exercise Price will be made until cumulative adjustments amount to at least $0.25 per share. Fractional shares will not be issued upon exercise, but a holder entitled to a fractional interest shall receive cash equal to the fractional amount.

Upon the occurrence of an event requiring an adjustment of the Exercise Price or number of shares which may be purchased upon exercise of this Warrant, the Company shall forthwith give written notice thereof to the registered holder of this Warrant stating the adjusted Exercise Price and/or the adjusted number of shares of Common Stock purchasable upon the exercise hereof resulting from such event and the method of calculation and facts upon which such calculation is based. The Board of Directors of the Company shall have sole discretion as to

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when any adjustment shall be made as to the computation of such adjustment.
Notice pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as it appears in the records of the Company.

3. METHOD OF EXERCISE. This Warrant may be exercised by the holder hereof (but only on the conditions herein set forth) as to the whole or any lesser number of whole shares of Common Stock covered hereby upon surrender of this Warrant to the Company at its principal offices or at such other address of which the holder shall have been notified by the Company in writing, and upon payment to the Company of the price herein above set forth for the shares so purchased. If this Warrant is to be exercised in respect to less than all of the shares of Common Stock covered hereby, covering the number of shares in respect to which this Warrant shall not have been exercised.

4. AUTHORIZATION. This Warrant is a duly authorized Common Stock Purchase Warrant evidencing the right to purchase shares of Common Stock of the Company.

5. RIGHTS OF THE HOLDER. All shares of Common Stock, no par value, issued upon exercise of this Warrant shall be validly issued and outstanding and fully paid and non-assessable.

Irrespective of the date of issue and delivery of certificates of any shares of Common Stock issuable upon exercise of this Warrant, the person in whose name any such certificate is issued shall, for all purposes, be deemed to have become the holder of record of the shares represented thereby on the date on which this Warrant was surrendered and payment of the Exercise Price was tendered, except that, if the stock transfer books of the Company are closed on such date, the person entitled to receive shares of Common Stock shall be constituted the record holder of such shares as of the close of business on the next succeeding date on which the stock transfer books are open. Each person holding shares received upon exercise of this Warrant shall be entitled to receive only dividends or distribution which are payable to holders of record on or after the date on which such person became the holder the record of such shares.

6. TRANSFER RESTRICTED. Neither this Warrant nor the underlying shares of Common Stock have been registered under the Securities Act of 1933, as amended, in reliance upon an exemption from the registration requirements of the Act. Any resale or transfer of this Warrant or the underlying Common Stock will be subject to limitations under the Act and applicable state securities laws, and the Company will not transfer this Warrant or the underlying Common Stock without an opinion of counsel acceptable to the Company to the effect that the Act and applicable state securities laws have been complied with.

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Under Washington law, the Shares and Warrants which have been registered under
WAC 460-1 7A-0 10 through WAC 460-1 7A-070, may become freely traded. The Company will not allow for any transfer or trading of any Warrants until the Company has registered such stock and warrants with the SEC.

NEITHER THIS WARRANT NOR THE UNDERLYING COMMON STOCK OF THE COMPANY HAVE BEEN REGISTERED UNDER PROVISIONS OF THE SECURITIES ACT OF 1933. CONSEQUENTLY, THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH SUCH ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

The Warrant holder is under no obligation to exercise this Warrant.

7. WARRANT HOLDER NOT A SHAREHOLDER. The holder of this Warrant shall not be entitled by reason of this Warrant to any rights whatsoever of a shareholder of the Company until such time as the Warrant has been exercised.

8. RESERVATION OF SHARES. The Company will at all times reserve and keep available out of its authorized and unissued shares, solely for issuance upon the exercise of this Warrant and other similar warrants, such number of shares of Common Stock and other shares as from time to time shall be issuable upon the exercise of this Warrant and all other similar warrants at the time outstanding.


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PURCHASE FORM TO BE EXECUTED UPON EXERCISE OF WARRANT

To the Company:

The undersigned hereby exercises the right to purchase 35,000 shares of Common Stock, evidenced by the within Warrant, according to the items and conditions thereof, and herewith makes payment of the purchase price in full by tendering cash in the amount of $17,500.00. The undersigned requests that certificates for such shares be issued in the name set forth below:



DATED:



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If said number of shares shall not be the full amount purchasable under the amount within the Warrant, the undersigned request that a new Warrant for the unexercised portion shall be registered in the name of:


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ADDRESS




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